Exhibit 99.9

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this Joint Filing Agreement is attached and have duly executed this Joint Filing Agreement as of the date set forth below.

Dated: October 12, 2021

The Sognatore Trust

By:	/s/ Flora Perez
	Name:	Flora Perez
	Title:	Attorney-in-Fact

The Simphony Trust

By:	/s/ Flora Perez
	Name:	Flora Perez
	Title:	Attorney-in-Fact

The Deseja Trust

By:	/s/ Flora Perez
	Name:	Flora Perez
	Title:	Attorney-in-Fact

Ruben Misnki

By:	/s/ Flora Perez
	Name:	Flora Perez
	Title:	Attorney-in-Fact

Jose Minski

By:	/s/ Flora Perez
	Name:	Flora Perez
	Title:	Attorney-in-Fact

Meyer Minski

By:	/s/ Meyer Minski
	Name:	Meyer Minski